zulily Announces First Quarter 2014 Net Sales Growth of 87% to $238 Million; Raises Full Year Revenue Guidance

Q1 Net Sales Increased 87% year over year to $237.9 million
Q1 Active Customers Increased 93% year over year to 3.7 million
Q1 Adjusted EBITDA of $2.6 million
Q1 Free Cash Flow of $1.6 million

SEATTLE, WA - May 6, 2014 - zulily, inc. (NASDAQ: ZU), a leading online retailer, today reported financial results for its first quarter ended March 30, 2014.
Financial Highlights

•	First Quarter 2014 net sales increased to $237.9 million, up 87% year over year.

•	Non-GAAP adjusted EBITDA for the First Quarter 2014 increased to $2.6 million, up 481% year over year.

•	Non-GAAP free cash flow for the First Quarter 2014 increased to $1.6 million, up 172% year over year.

•	Non-GAAP diluted net loss per share for the First Quarter 2014 was $(0.02) compared to non-GAAP diluted net loss per share of $(0.01) for the First Quarter 2013.

•	At the end of the First Quarter 2014, cash, cash equivalents, and short-term investments totaled $309.4 million.

"This year has started off with strong revenue and active customer growth" said Darrell Cavens, CEO of zulily. "These results highlight that our team's efforts to deliver a diverse offering of new products every day at a great value resonates with our customers. We remain obsessed about changing the way people shop by giving them an experience they can't find elsewhere."

Other Highlights

•
Active customers grew to 3.7 million by the end of First Quarter 2014, an increase of 93% year over year. zulily defines an active customer as an individual customer who has purchased from zulily at least once in the last year, measured from the last date of a period.

•	Total orders placed increased to 5.5 million for the First Quarter 2014, an increase of 91% year over year.

•
Average order value increased to $55.34 for the First Quarter 2014, an increase of 4% year over year. zulily defines average order value as the sum of the total order values (including shipping and handling charges) in a given period divided by the total orders placed in that period.

•	In the First Quarter 2014, 83% of North American orders were placed by customers who had previously purchased from zulily in the last year.

•
In the First Quarter 2014, approximately 47% of North American orders were placed from a mobile device, up from approximately 45% in the Fourth Quarter 2013, and approximately 39% in the First Quarter of 2013.

•	zulily is on track to bring the new Nevada fulfillment center online in Third Quarter 2014. The new fulfillment will be double the size of the existing facility in Nevada.

Second Quarter and Fiscal Year 2014 Outlook
The following forward-looking statements reflect zulily's expectations as of May 6, 2014.

Expectations for the Second Quarter 2014 (Quarter Ending June 29, 2014):

•	Net sales are expected to be between $261.0 million and $276.0 million, representing an increase of 80% to 90% year over year.

•	Net (loss)/income is expected to be between $(2.0) million and $3.0 million.

•	Non-GAAP adjusted EBITDA is expected to be between $5.0 million and $10.0 million.

Expectations for the Fiscal Year 2014 (Year Ending December 28, 2014):

•	Net sales are expected to be between $1.15 billion and $1.20 billion, an increase from previously stated expectations of between $1.10 billion and $1.15 billion.

•	Net income before provision for income taxes is expected to be between $15.0 million and $25.0 million.

•	Non-GAAP adjusted EBITDA is expected to be between $45.0 million and $55.0 million.

•
Capital expenditures are expected to be between $45.0 million and $55.0 million and will be primarily for our fulfillment centers to support our growth as we continue to scale as well as continued investment in technology.

Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance for the second quarter and full year 2014, the timeline for completion and operation of the new Nevada fulfillment center, investments in fulfillment centers, technology and people, market opportunity and plans to grow our business. Words such as "expect," "anticipate," "believe," "project," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties and reported results should not be considered as an indication of future performance. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our short operating history in an evolving industry, our ability to manage our growth, our ability to maintain profitability, our ability to forecast net sales and plan expenses accordingly, competition, our ability to attract customers in a cost effective manner, our ability to acquire products on reasonable terms, general economic conditions, consumer spending, product assortment, our fluctuating operating results, seasonality in our business, our flash sales business model, demand for our products, the strength of our brand, fraud, system interruptions, our ability to fulfill orders and other risks detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the SEC, in particular our Quarterly Report on Form 10-Q for the quarter ended March 30, 2014 to be filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and zulily undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Conference Call
zulily will host a conference call to discuss its First Quarter 2014 financial results today at 2:00 p.m. PT/5:00 p.m. ET. A live webcast of the conference call may be accessed at http://investor.zulily.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding zulily's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this press release, related complementary information will be made available at http://investor.zulily.com as soon as practicable after the conclusion of the conference call.

Non-GAAP Financial Measures
To supplement zulily's consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, free cash flow, and diluted net income (loss) per share as measures of certain components of financial performance. zulily calculates adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. zulily calculates non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal-use software and website development.

zulily defines non-GAAP diluted net income (loss) per share on the following basis. As a result of our initial public offering, all outstanding shares of preferred stock were automatically converted into shares of Class B common stock. Consequently, zulily calculates non-GAAP diluted net income (loss) per share for periods prior to November 2013 assuming this conversion had occurred at the beginning of the reported periods, which we believe facilitates better comparison with prior periods. Additionally, our non-GAAP diluted net income (loss) per share assumes all vesting of restricted stock occurred at the beginning of the applicable reporting periods. Assuming the conversion of preferred stock and the vesting of restricted stock at the beginning of the applicable reporting periods, the result is the use of GAAP net income (loss) as the numerator and the denominator representing the weighted-average shares outstanding on an if-converted basis in the calculation of non-GAAP diluted net income (loss) per share for each period presented.

zulily's management believes that non-GAAP adjusted EBITDA, non-GAAP free cash flow, and non-GAAP diluted net income (loss) per share as defined above provide useful supplemental information to investors and others in understanding and evaluating our operating results in the same manner as management and our board of directors. We have included adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees. We have included free cash flow because it is a key measure used by our management and board of directors. We believe free cash flow is an important indicator of our business performance because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital. We have included non-GAAP diluted net income (loss) per share as it represents how management and the board of directors measure our business performance. We believe this measure is more comparable in understanding our past financial performance and future results.

zulily's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by zulily may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry. Whenever zulily uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

A reconciliation of non-GAAP adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for the periods presented is as follows:

	Three Months Ended
	March 30, 2014	March 31, 2013

	(in thousands)
	(unaudited)
Net loss	$(2,950)	$(1,595)
Interest (income) expense—net	54	(32)
Other (income) expense—net	(53)	14
Taxes	—	—
Depreciation and amortization	2,401	1,167
Stock-based compensation expense	3,174	898
Adjusted EBITDA	$2,626	$452

A reconciliation of non-GAAP free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, for the periods presented is as follows:

	Three Months Ended
	March 30, 2014	March 31, 2013

	(in thousands)
	(unaudited)
Net cash provided by operating activities	$17,406	$3,509
Capital expenditures	(15,761)	(2,905)
Free cash flow	$1,645	$604

The following table gives effect to the assumed preferred stock conversion prior to our IPO and the vesting of outstanding restricted stock at the beginning of each period presented. A reconciliation of non-GAAP net loss attributable to common stockholders to GAAP loss attributable to common stockholders, the most directly comparable GAAP financial measure, and non-GAAP dilutive shares to GAAP dilutive shares, the most directly comparable GAAP financial measure, in order to calculate non-GAAP dilutive net loss per share, is as follows:

	Three Months Ended
	March 30, 2014	March 31, 2013

	(in thousands except share and per share amounts) (unaudited)
GAAP net loss attributable to common stockholders	$(2,950)	$(4,126)
Add: Accretion of convertible redeemable preferred stock	—	2,531
Non-GAAP net loss attributable to common stockholders	$(2,950)	$(1,595)

GAAP weighted average shares used to compute diluted net loss per Class A and Class B common share	123,878,592	46,422,029
Add: Convertible preferred stock	—	60,621,233
Add: Unvested restricted stock	51,711	8,154,884
Non-GAAP weighted average shares used to compute diluted net loss per Class A and Class B common share	123,930,303	115,198,146
Non-GAAP net loss per share attributable to Class A and Class B common stockholders	$(0.02)	$(0.01)

About zulily, inc.
zulily (http://www.zulily.com) is a retailer obsessed with bringing moms special finds every day-all at incredible prices. We feature an always-fresh curated collection for the whole family, including clothing, shoes, home décor, toys, gifts and more. Unique products from up-and-coming brands are featured alongside favorites from top brands, giving customers something new to discover each morning. zulily was launched in 2010 and is headquartered in Seattle with offices in Reno, Columbus and London. zulily’s shares are traded on the NASDAQ Global Select Market under the symbol ZU.

Contact:

zulily, inc.
Nancy Shipp, 206.724-0500 x. 4193 (Investors)
nshipp@zulily.com
or
Laura Jones, 206.724-0500 x. 4037 (Media)
ljones@zulily.com

ZULILY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	March 30, 2014	December 29, 2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$256,417	$290,089
Short-term investments	53,009	18,014
Accounts receivable	10,161	5,176
Inventories	26,340	12,979
Prepaid expenses and other current assets	6,200	4,192
Total current assets	352,127	330,450
PROPERTY AND EQUIPMENT — Net	39,503	24,613
OTHER NON-CURRENT ASSETS	1,164	1,024
Total assets	$392,794	$356,087
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$56,727	$55,607
Accrued expenses	30,929	30,773
Deferred revenue	53,013	23,250
Total current liabilities	140,669	109,630
NON-CURRENT LIABILITIES	9,473	4,254
Total liabilities	150,142	113,884
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value—2,000,000 shares authorized as of March 30, 2014 and December 29, 2013; zero issued and outstanding as of March 30, 2014 and December 29, 2013	—	—
Class A common stock, $0.0001 par value—500,000,000 authorized as of March 30, 2014 and December 29, 2013; 13,225,000 shares issued and outstanding as of March 30, 2014 and December 29, 2013	1	1
Class B common stock, $0.0001 par value—275,000,000 shares authorized as of March 30, 2014 and December 29, 2013; 110,915,025 and 110,159,235 shares issued and outstanding as of March 30, 2014 and December 29, 2013, respectively; including 22,136 and 82,682 shares subject to repurchase as of March 30, 2014 and December 29, 2013, respectively	11	11
Additional paid-in capital	290,792	287,385
Accumulated other comprehensive loss	(66)	(58)
Accumulated deficit	(48,086)	(45,136)
Total stockholders’ equity	242,652	242,203
Total liabilities and stockholders' equity	$392,794	$356,087

ZULILY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except share and per share amounts, unaudited)

	Three Months Ended
	March 30, 2014	March 31, 2013

NET SALES	$237,881	$127,012
COST OF SALES	174,147	90,400
GROSS PROFIT	63,734	36,612
OPERATING EXPENSES (1):
Marketing	23,085	15,439
Selling, general, and administrative	43,600	22,786
TOTAL OPERATING EXPENSES	66,685	38,225
LOSS FROM OPERATIONS	(2,951)	(1,613)
INTEREST INCOME (EXPENSE)—Net	54	32
OTHER INCOME (EXPENSE)—Net	(53)	(14)
NET LOSS BEFORE PROVISION FOR INCOME TAXES	(2,950)	(1,595)
PROVISION FOR INCOME TAXES	—	—
NET LOSS	$(2,950)	$(1,595)
Net loss attributable to Class A and Class B common stockholders	$(2,950)	$(4,126)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.02)	$(0.09)
Diluted	$(0.02)	$(0.09)
Weighted average shares outstanding used to compute net loss attributable to Class A and Class B common stockholders:
Basic	123,878,592	46,422,029
Diluted	123,878,592	46,422,029

(1) Includes stock-based compensation as follows:
Cost of sales	$22	$14
Marketing expenses	163	64
Selling, general and administrative expenses	2,989	820
Total stock-based compensation expense	$3,174	$898

ZULILY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended
	March 30, 2014	March 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,950)	$(1,595)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,401	1,167
Stock-based compensation	3,174	898
Loss on disposal of assets	105	10
Changes in operating assets and liabilities:
Accounts receivable	(4,984)	(803)
Inventories	(13,356)	(2,389)
Prepaid expenses and other assets	(2,100)	(565)
Accounts payable	(15)	289
Accrued expenses and other liabilities	5,372	(135)
Deferred revenue	29,759	6,632
Net cash provided by operating activities	17,406	3,509
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(15,761)	(2,905)
Purchases of short-term and other investments	(59,996)	(8,000)
Proceeds from maturity and sale of short-term and other investments	25,000	8,000
Purchases of restricted cash	—	(1,800)
Proceeds from maturity of restricted cash	—	1,881
Net cash used in investing activities	(50,757)	(2,824)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	215	45
Payments of deferred offering costs	(385)	—
Debt issuance costs	(149)	—
Net cash provided by (used in) financing activities	(319)	45
Effect of exchange rate changes on cash and cash equivalents	(2)	14
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(33,672)	744
CASH AND CASH EQUIVALENTS—Beginning of period	290,089	96,998
CASH AND CASH EQUIVALENTS—End of period	$256,417	$97,742
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:
Payable for capital purchases	$1,898	$190
Stock-based compensation capitalized	16	2
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
Deferred Debt Issuance Costs	3	—
Vesting of early exercised shares	3	2
Accretion of redeemable convertible preferred stock	—	2,531